UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2009

Barzel Industries Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-33342 (Commission File Number)	20-4790836 (I.R.S. Employee Identification Number)

320 Norwood Park South – 2nd Floor
Norwood, Massachusetts 02062
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  (781) 762-0123

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.

On May 14, 2009, Barzel Industries Inc. (the “Company”) and Barzel Finco Inc. (the “Issuer” and, together with the Company, “Barzel”), its subsidiary issuer of $315,000,000 in principal amount of 11.5% Senior Secured Notes due 2015 (the “Notes”) under an indenture dated as of November 15, 2007 (as amended and supplemented, the “Indenture”), and JPMorgan Chase Bank, N.A. (“JPM”) and CIBC World Markets Inc. (“CIBC” and, together with JPM, the “Noteholders”), who together own 100% of the aggregate principal amount of the Notes outstanding, entered into a deferral agreement (the “Deferral Agreement”) pursuant to which the $18.1 million interest payment due on the Notes on May 15, 2009 has been deferred until August 14, 2009.  No Default or Event of Default under the Indenture will occur by reason of such deferral.

Under the Deferral Agreement, Barzel agrees to use its best efforts to consummate a debt and/or equity recapitalization or restructuring, a debt refinancing, a capital raising transaction, or a sale of equity securities or assets of the Company.  No assurance can be given that any such transaction will be successfully completed, as to the proceeds thereof, if any, or as to the timing thereof.  The Company is retaining Houlihan, Lokey, Howard & Zukin Capital, Inc. to assist in connection therewith.  Under the Deferral Agreement, Barzel also agrees to certain covenants, including restrictions on the creation and existence of liens other than in the ordinary course, the sale, lease or other disposition of assets other than in the ordinary course, dividends and other distributions, debt and equity repurchases, management incentive fees, earn-out payments and bonus payments.

Under the Deferral Agreement, interest shall accrue during the deferral period on the deferred interest and on the principal amount outstanding under the Notes, both at an interest rate of 11.5% plus 2.0% per annum.  The deferral is subject to early termination (i) after notice from the Noteholders, upon acceleration of the maturity of any obligations under Barzel’s principal asset-based revolving loan facility (which facility is undrawn and unutilized except for approximately $883,000 of outstanding letters of credit), (ii) upon a breach of the covenants under the Deferral Agreement, or (iii) the occurrence of a Default or Event of Default under the Indenture.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barzel Industries Inc.
Date:	May 15, 2009	By:	/s/ Karen G. Narwold
Name: Karen G. Narwold
Title: Vice President, Strategic Counsel